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                                                                   Exhibit 10(c)

                       SUPPLEMENTAL PENSION PLAN AGREEMENT

                  MADE as of this 16th day of September, 1999, between ALLEGHENY TELEDYNE INCORPORATED, a Delaware corporation (hereinafter called "Allegheny Teledyne"), and THOMAS A. CORCORAN of Pittsburgh, Pennsylvania (hereinafter called the "Executive"),

                                   WITNESSETH:

                  WHEREAS, the Executive commenced employment with Allegheny Teledyne or a subsidiary or a division of a subsidiary of Allegheny Teledyne (hereinafter called the "Corporation") on September 16, 1999:

                  WHEREAS, the Executive has been designated as a participant in Allegheny Teledyne's Supplemental Pension Plan on the terms and conditions described herein;

                  WHEREAS, the Executive and Allegheny Teledyne desire to enter into an agreement to reflect the Executive's participation in Allegheny Teledyne's Supplemental Pension Plan;

                  NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. Subject to the terms and conditions of the Executive's present employment arrangement with the Corporation, or as such terms and conditions may be modified and amended from time to time, Executive shall remain in the service of the Corporation until the Executive's normal retirement age of 65 and shall fully and faithfully perform such duties as an employee of the Corporation, as may properly be assigned to the Executive or,

                  2. The Executive (or in the event of the Executive's death, the Executive's designated beneficiary) shall be entitled to receive supplemental pension payments under this

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Agreement if (i) the Executive retires on or after Normal Retirement Age within the meaning of the part of the Corporation's pension plan for salaried employees applicable to the Executive (the "Pension Plan") or on or after age 58 under conditions whereby the Executive is entitled to receive an immediate pension under the Pension Plan or if the Executive would be entitled to receive such a pension but for the fact that the Executive has not had the necessary years of continuous service with the Corporation, (ii) becomes totally disabled within the meaning of the Corporation's long-term disability income plan or (iii) dies while actively employed by the Corporation or after becoming totally disabled and while still receiving disability payments for such disability or during the initial waiting period before the long-term disability income payments commence. Nothing contained in this Agreement shall affect the right of the Corporation to terminate the Executive's services, responsibilities, duties and authority to represent the Corporation at any time or for any reason whatsoever.

                  3. The payments under this Agreement shall be made as supplemental pension income for a number of months equal to twelve times the Executive's years of service as an employee of the Corporation, up to a maximum payment period of 120 months (the "Payment Period") following the retirement of the Executive after attainment of age 62. If the Executive suffers a total disability while employed by the Corporation, the Executive may, by notice to Allegheny Teledyne during the initial 6 months' waiting period before the Executive's disability payments begin under the Corporation's long-term disability income plan, elect to receive supplemental pension payments monthly in the amount described in Paragraph 4 hereof. Any payments made to the Executive under the previous sentence while disabled shall reduce dollar for dollar the payments that may otherwise be payable under the Agreement to the Executive following retirement or to the Executive's designated beneficiary following the Executive's death. If the Executive dies following retirement during the Executive's Payment Period the balance of the payments will be made or continued to the Executive's surviving spouse and/or the Executive's estate or designated beneficiary for the remainder of such period, or, if the Executive dies after retirement but before payments have commenced or after becoming totally disabled or during the period of such disability but before expiration of the Payment Period, the balance of the payments will be made or continued to the Executive's surviving spouse and/or the Executive's estate or designated beneficiary for the remainder of such Payment Period. If the

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Executive dies before retirement and while an active employee of the
Corporation, monthly payments in the amount described in Paragraph 4 hereof will be paid to the Executive's surviving spouse and/or the Executive's estate or designated beneficiary for a period of twelve months for each year of service as an employee of the Corporation, up to a maximum payment period of 120 months following the Executive's death.

                  4. The monthly payments under this Agreement shall be equal to 50% of the Executive's monthly base salary in effect at the time of the Executive's retirement, death or total disability, whichever shall be relevant under Paragraph 2 hereof.

                  5. During the Payment Period the Executive shall refrain from entering the employ of or rendering any services to any competitor of Allegheny Teledyne or any of its subsidiaries (which for purposes of this Agreement shall include 50% owned corporations) without the prior written consent of Allegheny Teledyne. In addition, the Executive shall at all times refrain from taking any action that may, in the reasonable judgment of the Board, be considered to be contrary to the best interest of the Corporation.

                  6. If the regular employment of the Executive is terminated by discharge for Cause by the Corporation (as defined in Section 9(b) of that certain Employment Agreement dated the 17th day of August, 1999 between the Executive and Allegheny Teledyne, which is hereinafter referred to as the "Employment Agreement"), or the Executive voluntarily quits employment prior to age 58 and he accepts employment with a third party, all liability of Allegheny Teledyne under this Agreement shall thereby be terminated. Notwithstanding any contrary provision in the Supplemental Pension Plan, (i) if the Executive resigns from employment with the Corporation at any time prior to attaining age 58 and does not accept employment with a third party, the Corporation shall pay to or with respect to him an amount equal to 50% of the amount earned from his date of hire to his resignation in equal monthly installments over the period of employment commencing at the Executive's 62nd birthday and the Corporation shall pay each installment so long as the Executive is not then in the employ for a for-profit corporation, (ii) if the Executive resigns at any time after attaining age 58, the Corporation shall pay him a benefit equal to the benefit he would have accrued if he was then

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employed by Corporation for the greater of five (5) years or the number of years of actual employment in equal monthly installments over the period equal to the applicable of five (5) years or the number of years of actual employment (but not greater than ten (10) commencing at his age 62 and the Corporation shall pay such installment so long as the Executive is not then in the employ of a for-profit corporation and (iii) the Executive shall forfeit his right to this supplemental pension if before the Executive attains age 62 his employment is terminated by the Employer for Cause (as set forth in Section 9(b) of the Employment Agreement). If the Executive fails to perform the Executive's obligation under Paragraph 5, the obligation of Allegheny Teledyne to make any further payments under this Agreement shall thereby be terminated.

                  7. Any benefits payable after the death of the Executive shall be paid to the person or persons named by the Executive in a written instrument filed with Allegheny Teledyne.

                  8. Nothing herein contained shall affect the right of the Executive to participate in and receive benefits under and in accordance with the then current provisions of any retirement income, profit sharing, pension, additional year-end or periodic remuneration or bonus, incentive compensation, insurance or any other employee welfare plan or program of the Corporation.

                  9. This Agreement and the payments provided for in Paragraph 4 are not assignable by the Executive or any beneficiary, and no payments to be made can be assigned, anticipated, alienated, sold, transferred, pledged or encumbered in any manner.

                  10. Any decision by Allegheny Teledyne's Board of Directors made pursuant to this agreement shall be made solely in the Board's discretion and the Board shall have no obligation to treat similarly situated individuals in the same manner.

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                  IN WITNESS WHEREOF, Allegheny Teledyne Incorporated has caused these presents to be executed by its officers thereunto duly authorized and the Executive has hereunto set the Executive's hand and seal the day and year first above written.

Attest:                                          ALLEGHENY TELEDYNE INCORPORATED

/s/ Mary W. Snyder                               By /s/ Jon D. Walton
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Witness:                                         EXECUTIVE

/s/ Tracy L. Paxinos                             /s/ Thomas A. Corcoran
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                                                 Name: Thomas A. Corcoran

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